Exhibit 99.1   NEWS RELEASE
As previously announced, U.S. Cellular will hold a teleconference on February 22, 2019 at 9:30 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com.
FOR IMMEDIATE RELEASE
U.S. Cellular reports fourth quarter 2018 results
Executing on strategic goals drives improved profitability

CHICAGO (February 22, 2019) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,051 million for the fourth quarter of 2018, versus $1,029 million for the same period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $21 million and $0.23, respectively, for the fourth quarter of 2018. For the quarter ended December 31, 2017, excluding a benefit of $269 million related to the enactment of new tax legislation, Net income attributable to U.S. Cellular common shareholders and related diluted earnings per share (non-GAAP) were $4 million and $0.05, respectively. Including the tax benefit recorded during the quarter ended December 31, 2017, Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $273 million and $3.18, respectively.
U.S. Cellular reported total operating revenues of $3,967 million and $3,890 million for the years ended 2018 and 2017, respectively. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $150 million and $1.72, respectively, for the year ended 2018. For the year ended December 31, 2017, excluding the benefit of $269 million related to the enactment of new tax legislation and the recognition of a loss on goodwill impairment of $370 million ($307 million, net of tax) in the third quarter, Net income attributable to U.S. Cellular shareholders and related diluted earnings per share (non-GAAP) were $50 million and $0.58, respectively. Including the tax benefit and the goodwill impairment charge, Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $12 million and $0.14, respectively.
“U.S. Cellular delivered strong results in 2018,” said Kenneth R. Meyers, U.S. Cellular President and CEO. “We made significant progress on our strategic imperatives, protecting and growing our customer base while also increasing revenues and profitability, enabling us to enter 2019 in a position to invest in the future competitiveness of U.S. Cellular.
“We achieved our number one imperative to protect our customer base by increasing handset connections and customer loyalty.  Continued adoption of unlimited plans helped drive an increase in average revenue per user.  Inbound roaming revenues also increased.  For the second year in a row, we tightly managed costs throughout the business, generating $200 million in savings over the two years.  All in, Adjusted EBITDA for 2018 increased 17 percent over the previous year and the associated margin expanded by more than 300 basis points.
"As we move into 2019, we are in a strong position to support the increased level of investment needed to execute network enhancements including deployment of 5G technology. We will also continue our focus on strengthening the customer base, identifying new and emerging revenue streams, and reducing costs throughout the business. Additionally, we are expanding our footprint by edging out into Sioux City, Iowa and Northern Wisconsin.”

2019 Estimated Results

U.S. Cellular’s current estimates of full-year 2019 results are shown below. Such estimates represent management’s view as of February 22, 2019. Such forward‑looking statements should not be assumed to be current as of any future date. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise. There can be no assurance that final results will not differ materially from such estimated results.

	2019 Estimated Results	Actual Results for the Year Ended December 31, 2018
(Dollars in millions)
Total operating revenues	$4,100-$4,300	$3,967
Adjusted OIBDA (1)	$725-$875	$790
Adjusted EBITDA (1)	$900-$1,050	$963
Capital expenditures	$625-$725	$515
The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2019 estimated results and actual results for the years ended December 31, 2018 and 2017. In providing 2019 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

	2019 Estimated Results	Actual Results for the Year Ended December 31, 2018 (1)	Actual Results for the Year Ended December 31, 2017
(Dollars in millions)
Net income (GAAP)	N/A	$164	$15
Add back or deduct:
Income tax expense (benefit)	N/A	51	(287)
Income (loss) before income taxes (GAAP)	$60-$210	$215	$(272)
Add back:
Interest expense	115	116	113
Depreciation, amortization and accretion expense	710	640	615
EBITDA (Non-GAAP) (2)	$885-$1,035	$971	$456
Add back or deduct:
Loss on impairment of goodwill	—	—	370
(Gain) loss on asset disposals, net	20	10	17
(Gain) loss on sale of business and other exit costs, net	—	—	(1)
(Gain) loss on license sales and exchanges, net	(5)	(18)	(22)
Adjusted EBITDA (Non-GAAP) (2)	$900-$1,050	$963	$820
Deduct:
Equity in earnings of unconsolidated entities	155	159	137
Interest and dividend income	20	15	8
Other, net	—	(1)	—
Adjusted OIBDA (Non-GAAP) (2)	$725-$875	$790	$675

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2018, can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information
U.S. Cellular will hold a conference call on February 22, 2019 at 9:30 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://www.webcaster4.com/Webcast/Page/1145/29446

▪	Access the call by phone at 877-273-7192 (US/Canada), conference ID: 1858446.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About U.S. Cellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.0 million connections in 22 states. The Chicago-based company had 5,600 full- and part-time associates as of December 31, 2018. At the end of the fourth quarter of 2018, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
312-592-5379
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations of TDS
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.
For more information about U.S. Cellular, visit:
U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2018 (1)	9/30/2018 (1)	6/30/2018 (1)	3/31/2018 (1)	12/31/2017
Retail Connections
Postpaid
Total at end of period	4,472,000	4,466,000	4,468,000	4,481,000	4,518,000
Gross additions	179,000	172,000	146,000	129,000	177,000
Feature phones	4,000	3,000	5,000	5,000	5,000
Smartphones	132,000	130,000	106,000	91,000	128,000
Connected devices	43,000	39,000	35,000	33,000	44,000
Net additions (losses)	6,000	(1,000)	(13,000)	(37,000)	5,000
Feature phones	(11,000)	(14,000)	(12,000)	(15,000)	(15,000)
Smartphones	31,000	29,000	17,000	(1,000)	33,000
Connected devices	(14,000)	(16,000)	(18,000)	(21,000)	(13,000)
ARPU (2)	$45.58	$45.31	$44.74	$44.34	$44.12
ABPU (Non-GAAP) (3)	$60.46	$59.41	$57.75	$57.10	$56.69
ARPA (4)	$119.60	$119.42	$118.57	$118.22	$118.05
ABPA (Non-GAAP) (5)	$158.66	$156.57	$153.03	$152.26	$151.68
Churn rate (6)	1.29%	1.29%	1.19%	1.23%	1.27%
Handsets	1.00%	1.02%	0.92%	0.97%	1.00%
Connected devices	3.20%	3.04%	2.85%	2.79%	2.84%
Prepaid
Total at end of period	516,000	528,000	527,000	525,000	519,000
Gross additions	66,000	80,000	78,000	88,000	83,000
Net additions (losses)	(12,000)	1,000	2,000	6,000	4,000
ARPU (2)	$32.80	$32.09	$32.32	$31.78	$32.42
Churn rate (6)	4.98%	4.98%	4.83%	5.27%	5.09%
Total connections at end of period (7)	5,041,000	5,050,000	5,051,000	5,063,000	5,096,000
Market penetration at end of period
Consolidated operating population	31,469,000	31,469,000	31,469,000	31,469,000	31,834,000
Consolidated operating penetration (8)	16%	16%	16%	16%	16%
Capital expenditures (millions)	$242	$118	$86	$70	$213
Total cell sites in service	6,531	6,506	6,478	6,473	6,460
Owned towers	4,129	4,119	4,105	4,099	4,080
Due to rounding, the sum of quarterly results may not equal the total for the year.

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

(3)
Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period. Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

(5)
Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period. Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

(7)	Includes reseller and other connections.

(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$754	$755	–	$2,978	$2,978	–
Equipment sales	297	274	9%	989	912	8%
Total operating revenues	1,051	1,029	2%	3,967	3,890	2%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	193	183	5%	758	732	4%
Cost of equipment sold	315	322	(2)%	1,031	1,071	(4)%
Selling, general and administrative	373	372	–	1,388	1,412	(2)%
Depreciation, amortization and accretion	162	155	5%	640	615	4%
Loss on impairment of goodwill	—	—	N/M	—	370	N/M
(Gain) loss on asset disposals, net	5	4	33%	10	17	(40)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	—	(3)	N/M	(18)	(22)	20%
Total operating expenses	1,048	1,033	2%	3,809	4,194	(9)%

Operating income (loss)	3	(4)	N/M	158	(304)	N/M

Investment and other income (expense)
Equity in earnings of unconsolidated entities	39	36	9%	159	137	16%
Interest and dividend income	4	2	N/M	15	8	83%
Interest expense	(29)	(28)	(5)%	(116)	(113)	(3)%
Other, net	—	—	28%	(1)	—	N/M
Total investment and other income	14	10	49%	57	32	76%

Income (loss) before income taxes	17	6	N/M	215	(272)	N/M
Income tax expense (benefit)	(4)	(267)	99%	51	(287)	N/M
Net income	21	273	(92)%	164	15	N/M
Less: Net income attributable to noncontrolling interests, net of tax	—	—	3%	14	3	N/M
Net income attributable to U.S. Cellular shareholders	$21	$273	(92)%	$150	$12	N/M

Basic weighted average shares outstanding	86	85	1%	86	85	1%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.24	$3.21	(93)%	$1.75	$0.14	N/M

Diluted weighted average shares outstanding	88	86	2%	87	86	1%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.23	$3.18	(93)%	$1.72	$0.14	N/M
N/M - Percentage change not meaningful

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income	$164	$15
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	640	615
Bad debts expense	95	89
Stock-based compensation expense	37	30
Deferred income taxes, net	(3)	(365)
Equity in earnings of unconsolidated entities	(159)	(137)
Distributions from unconsolidated entities	152	136
Loss on impairment of goodwill	—	370
(Gain) loss on asset disposals, net	10	17
(Gain) loss on license sales and exchanges, net	(18)	(22)
Other operating activities	3	1
Changes in assets and liabilities from operations
Accounts receivable	(39)	(68)
Equipment installment plans receivable	(149)	(261)
Inventory	(4)	—
Accounts payable	3	(14)
Customer deposits and deferred revenues	7	(3)
Accrued taxes	(39)	26
Other assets and liabilities	9	40
Net cash provided by operating activities	709	469

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(512)	(465)
Cash paid for licenses	(8)	(189)
Cash received for investments	50	—
Cash paid for investments	(17)	(50)
Cash received from divestitures and exchanges	24	21
Other investing activities	(1)	—
Net cash used in investing activities	(464)	(683)

Cash flows from financing activities
Repayment of long-term debt	(19)	(14)
Common shares reissued for benefit plans, net of tax payments	18	1
Distributions to noncontrolling interests	(6)	(4)
Other financing activities	(7)	(3)
Net cash used in financing activities	(14)	(20)

Net increase (decrease) in cash, cash equivalents and restricted cash	231	(234)

Cash, cash equivalents and restricted cash
Beginning of period	352	586
End of period	$583	$352

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2018 (1)	2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$580	$352
Short-term investments	17	50
Accounts receivable	976	843
Inventory, net	142	138
Prepaid expenses	63	79
Other current assets	34	21
Total current assets	1,812	1,483

Assets held for sale	54	10

Licenses	2,186	2,223

Investments in unconsolidated entities	441	415

Property, plant and equipment, net	2,202	2,320

Other assets and deferred charges	579	390

Total assets	$7,274	$6,841

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2018 (1)	2017
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$19	$18
Accounts payable	313	310
Customer deposits and deferred revenues	157	185
Accrued taxes	30	56
Accrued compensation	78	74
Other current liabilities	94	90
Total current liabilities	691	733

Liabilities held for sale	1	—

Deferred liabilities and credits
Deferred income tax liability, net	510	461
Other deferred liabilities and credits	389	337

Long-term debt, net	1,605	1,622

Noncontrolling interests with redemption features	11	1

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,590	1,552
Treasury shares	(65)	(120)
Retained earnings	2,444	2,157
Total U.S. Cellular shareholders’ equity	4,057	3,677

Noncontrolling interests	10	10

Total equity	4,067	3,687

Total liabilities and equity	$7,274	$6,841

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$108	$76	$709	$469
Less: Cash paid for additions to property, plant and equipment	235	213	512	465
Free cash flow (Non-GAAP) (1)	$(127)	$(137)	$197	$4

(1)
Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Non-GAAP Adjustments
The following non-GAAP financial measures present certain information in the table below excluding the effect of the goodwill impairment charge, enactment of H.R.1, originally referred to as the Tax Cuts and Jobs Act (the Tax Act) and other related tax effects and noncontrolling interests impacts. The goodwill impairment charge, which occurred in the third quarter of 2017, and the deferred tax benefit are being excluded in this presentation, as they cause current operations of U.S. Cellular not to be comparable with prior periods. U.S. Cellular believes these measures may be useful to investors and other users of its financial information when comparing the current period financial results with periods that were impacted by such items.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Dollars in millions, except per share amounts)
Net income attributable to U.S. Cellular shareholders (GAAP)	$21	$273	$150	$12
Adjustments:
Loss on impairment of goodwill	—	—	—	370
Tax benefit on impairment of goodwill (1)	—	—	—	(63)
Subtotal of Non-GAAP goodwill adjustments	—	—	—	307

Effect of the Tax Act	—	(269)	—	(269)
Subtotal of Non-GAAP adjustments	—	(269)	—	38
Net income attributable to U.S. Cellular shareholders excluding adjustments (Non-GAAP)	$21	$4	$150	$50

Diluted earnings per share attributable to U.S. Cellular shareholders (GAAP)	$0.23	$3.18	$1.72	$0.14
Adjustments:
Loss in impairment of goodwill	—	—	—	4.31
Tax benefit on impairment of goodwill (1)	—	—	—	(0.74)
Effect of the Tax Act	—	(3.13)	—	(3.13)
Diluted earnings per share attributable to U.S. Cellular shareholders excluding adjustments (Non-GAAP)	$0.23	$0.05	$1.72	$0.58

(1)	Tax benefit represents the amount associated with the tax-amortizable portion of the loss on goodwill impairment.

Postpaid ABPU and Postpaid ABPA
U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment sales resulting from the increased adoption of equipment installment plans. Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment sales revenues received from customers.

For the Quarter Ended	12/31/2018 (1)	9/30/2018 (1)	6/30/2018 (1)	3/31/2018 (1)	12/31/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$611	$607	$600	$598	$598
Average number of postpaid connections	4.47	4.47	4.47	4.50	4.52
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$45.58	$45.31	$44.74	$44.34	$44.12

Calculation of Postpaid ABPU
Postpaid service revenues	$611	$607	$600	$598	$598
Equipment installment plan billings	199	189	174	172	170
Total billings to postpaid connections	$810	$796	$774	$770	$768
Average number of postpaid connections	4.47	4.47	4.47	4.50	4.52
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$60.46	$59.41	$57.75	$57.10	$56.69

Calculation of Postpaid ARPA
Postpaid service revenues	$611	$607	$600	$598	$598
Average number of postpaid accounts	1.70	1.70	1.69	1.69	1.69
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$119.60	$119.42	$118.57	$118.22	$118.05

Calculation of Postpaid ABPA
Postpaid service revenues	$611	$607	$600	$598	$598
Equipment installment plan billings	199	189	174	172	170
Total billings to postpaid accounts	$810	$796	$774	$770	$768
Average number of postpaid accounts	1.70	1.70	1.69	1.69	1.69
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$158.66	$156.57	$153.03	$152.26	$151.68
Numbers may not foot due to rounding.

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.